Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Brent Dahl
Vice President - Investor Relations
Phone:	847-735-4039

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Record Second Quarter Results

Second Quarter GAAP Diluted EPS of $2.29 and As Adjusted Diluted EPS of $2.52

Increasing 2021 Guidance: Adjusted Diluted EPS of Approximately $8.00; Free Cash Flow in excess of $450M
METTAWA, Ill., July 29, 2021 -- Brunswick Corporation (NYSE: BC) today reported results for the second quarter of 2021:
Second Quarter 2021 Highlights:

	Q2 2021
$ millions (except per share data)	GAAP	Change	As Adjusted	Change
Net Sales	$1,554.8	57.4%	$1,554.8	57.4%
Operating Earnings	$250.2	133.8%	$266.4	126.0%
Operating Margin	16.1%	530 bps	17.1%	520 bps
Diluted EPS	$2.29	157.3%	$2.52	154.5%

bps = basis points
"We delivered record results in the second quarter as a result of the continuing constructive demand environment, and our very strong operational performance and success in mitigating supply chain challenges and labor market tightness," said Brunswick Chief Executive Officer David Foulkes. "Robust retail demand for our products in the first-half of the year has driven field inventory levels to the lowest level in decades, and we are progressing our efforts to efficiently increase capacity across most of our facilities to satisfy orders from our global customer base. The combination of strong demand and low inventory, together with continued strong boat usage through the prime boating season, which is driving high parts and accessories sales, provides enhanced visibility on our ability to deliver against our extremely favorable outlook for the remainder of 2021 and beyond.

Our propulsion business delivered another quarter of significant top-line, earnings, and margin growth, with strong market share gains in higher horsepower outboard engines, which will be further augmented by the recent release for sale of the V12 600 horsepower Verado that began shipping to customers in late June. Mercury Marine continues to leverage the strongest product lineup in the industry, the best customer experience, and operating excellence across its manufacturing facilities to drive success at retail and develop new OEM relationships. Given the surging demand in the current environment and new product launches in the coming years, Mercury is accelerating additional capacity investments at its primary manufacturing center in Fond du Lac, Wisconsin to maximize its ability to serve the market and continue to gain share.

Outstanding execution, robust aftermarket demand driven by elevated boating participation, and favorable weather conditions in many areas resulted in our parts and accessories businesses significantly over-driving expectations in the quarter. In addition, our Advanced Systems Group significantly bolstered its scale and product portfolio by announcing the signing of a definitive agreement to purchase Navico, which we believe will further strengthen our enterprise-wide ACES strategy and enhance our ability to provide complete, innovative digital solutions to consumers and comprehensive, integrated systems offerings to our OEM customers.

Our boat business posted its second consecutive quarter of double-digit adjusted operating margins despite significant supply chain uncertainty. We are delivering output consistent with our production plans for the year and the capacity initiatives announced in January remain on track; however, the stronger than expected retail demand drove second quarter pipeline inventory down to only 9 weeks on hand. Our Boat Group management team has developed a capital efficient investment plan to deliver an additional tranche of capacity by 2023 above previously announced expansion plans should this level of production be required to meet retail demand and refill the pipeline over a reasonable period. Finally, Freedom Boat Club continues to grow rapidly both organically and through acquisition, while continuing to attract a young and diverse customer base. Including the recent expansion into Spain through the acquisition of Fanautic Club, Freedom now has 314 global locations, over 44,000 memberships network wide and this summer will have approximately 4,000 boats in its overall fleet, with an increasing percentage of Brunswick boats and engines," Foulkes concluded.

2021 Second Quarter Results

For the second quarter of 2021, Brunswick reported consolidated net sales of $1,554.8 million, up $567.0 million from the second quarter of 2020. Diluted EPS for the quarter was $2.29 on a GAAP basis and $2.52 on an as adjusted basis. Sales in each segment benefited from strong global demand for marine products, with earnings positively impacted by increased sales, favorable factory absorption from increased production, and favorable changes in foreign currency exchange rates, partially offset by higher variable compensation costs and increased spending on sales and marketing and ACES / other growth initiatives. Additionally, versus the second quarter of 2020:
Propulsion segment reported a 64 percent increase in sales due to continued strong global demand for all product categories and continued market share gains.
Parts and Accessories segment reported a 42 percent increase in sales, with sales growth across all businesses in all geographic regions.

Boat segment reported an 80 percent increase in sales due to increased sales volumes to dealers to meet continued strong retail customer demand as well as strong operational performance. Freedom Boat Club, which is part of Business Acceleration, contributed approximately 3 percent of sales to the segment in the quarter. Increased sales volume and lower retail discount levels versus prior year drove higher segment operating earnings.

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $600.7 million at the end of the second quarter, up $13.7 million from year-end 2020 levels. This change includes cash provided by operating activities during the first six months of the year of $350.5 million, which includes net earnings net of non-cash items, partially offset by the seasonal impact of increasing working capital.

Investing and financing activities resulted in net cash used of $271.3 million during the first-half of 2021 including $110.3 million of capital expenditures, $78.5 million of payments of long-term debt, $55.9 million of share repurchases, and $47.2 million of dividend payments, net of $55.9 million proceeds from the sale of marketable securities.

Capital Strategy

In July, we have taken several steps to strengthen our overall liquidity and shareholder return profile. We extended and expanded our revolving credit agreement, which is now in effect through July, 2026 and provides for $500 million of borrowing capacity, an increase of $100 million. In addition, our Board of Directors increased our share repurchase authorization earlier this month and now have over $400 million approved for repurchases, which we plan to systematically deploy consistent with our capital strategy. These moves follow the substantial 24 percent dividend increase approved in April as we continue to balance desired increases in shareholder return with investment in growth initiatives.

2021 Outlook

"2021 is shaping up to be another year of robust earnings and shareholder returns, with pronounced margin increases and substantial free cash flow generation resulting from our outstanding operating performance in a healthy marine market," said Foulkes. "Although we continue navigating certain headwinds, including elevated supply chain, labor, and transportation challenges, we are excited about our ability to further harness the positive momentum we have generated to propel our growth and industry leadership.

Given the enhanced clarity on our ability to drive growth in upcoming periods, we are providing the following updated guidance for full-year 2021. Without including the potential benefits from the announced acquisition of Navico, we anticipate:
1.U.S. marine industry retail unit demand to grow high-single digit percent versus 2020;
2.Net sales between $5.65 and $5.75 billion;
3.Adjusted operating margin growth between 150 and 180 basis points;
4.Operating expenses as a percent of sales to remain lower than 2020;

5.Free cash flow in excess of $450 million; and
6.Adjusted diluted EPS of approximately $8.00.
For the third quarter, we anticipate revenue growth versus third quarter 2020 of mid-teens percent, with EPS growth of high-single digit percent. Our guidance still assumes revenue and earnings growth in the second-half of the year versus second-half 2020 led by strong business performance, but second-half comparisons will likely be more challenging than first-half due to inflationary pressures including higher material and freight costs, unfavorable changes in sales mix, increased spending on R&D and other growth initiatives, smaller benefits from changes in foreign currency exchange rates and absorption, and a higher tariff impact.
Lastly, I want to once again offer heartfelt thanks to our global employee population for all their dedication, effort, and sacrifices during what is still a challenging time for many families and communities. Your hard work has enabled us to seamlessly execute our 2022 strategic plan, while at the same time preparing for the "Next Wave" of business evolution, products, technologies, unique experiences, and enterprise synergies which position us to deliver strong results for the remainder of 2021 and well beyond.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to the Power Products and Freedom Boat Club acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Brent G. Dahl, vice president of investor relations. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday August 5, 2021, by calling 877-660-6853 or 201-612-7415 (Access ID: 13721297). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions; managing our manufacturing footprint; weather and catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; the possibility that the announced acquisition of Navico will not be consummated within the anticipated time period or at all, including as the result of regulatory, market, or other factors; our ability to integrate acquisitions, including Navico; the potential for disruption to our business in connection with the Navico acquisition, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with the Navico transaction; the possibility that the expected synergies and value creation from the Navico transaction will not be realized or will not be realized within the expected time period; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; having to record an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2020 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Advanced Systems Group, which includes industry-leading brands like MotorGuide, Attwood, Mastervolt, Blue Sea Systems, CZone, and ASG Connect system integrators; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club and Boat Class. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	July 3, 2021	June 27, 2020	% Change
Net sales	$1,554.8	$987.8	57%
Cost of sales	1,093.3	731.8	49%
Selling, general and administrative expense	173.6	119.2	46%
Research and development expense	37.5	27.7	35%
Restructuring, exit and impairment charges	0.2	2.1	-90%
Operating earnings	250.2	107.0	134%
Equity earnings	0.4	1.1	-64%
Other expense, net	(1.5)	(0.9)	67%
Earnings before interest and income taxes	249.1	107.2	132%
Interest expense	(15.4)	(18.7)	-18%
Interest income	0.9	0.3	200%
Earnings before income taxes	234.6	88.8	164%
Income tax provision	55.2	17.6	NM
Net earnings from continuing operations	$179.4	$71.2	152%

Net loss from discontinued operations, net of tax	(0.0)	(0.5)	-100%
Net earnings	$179.4	$70.7	154%

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$2.30	$0.89	158%
Loss from discontinued operations	(0.00)	(0.00)	NM
Net earnings	$2.30	$0.89	158%

Diluted
Earnings from continuing operations	$2.29	$0.89	157%
Loss from discontinued operations	(0.00)	(0.00)	NM
Net earnings	$2.29	$0.89	157%

Weighted average shares used for computation of:
Basic earnings per common share	78.0	79.6
Diluted earnings per common share	78.5	79.8

Effective tax rate	23.5%	19.8%

NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Six Months Ended
	July 3, 2021	June 27, 2020	% Change
Net sales	$2,988.0	$1,953.3	53%
Cost of sales	2,109.2	1,453.5	45%
Selling, general and administrative expense	324.4	230.5	41%
Research and development expense	71.6	56.6	27%
Restructuring, exit and impairment charges	0.7	2.5	-72%
Operating earnings	482.1	210.2	129%
Equity earnings	1.2	2.9	-59%
Other expense, net	(2.8)	(0.2)	NM
Earnings before interest and income taxes	480.5	212.9	126%
Interest expense	(30.2)	(35.6)	-15%
Interest income	1.1	0.6	83%
Earnings before income taxes	451.4	177.9	154%
Income tax provision	102.6	36.0	185%
Net earnings from continuing operations	$348.8	$141.9	146%

Discontinued operations:
Loss from discontinued operations, net of tax	$(0.1)	$(1.1)	-91%
Loss on disposal of discontinued operations, net of tax	—	(1.1)	-100%
Net loss from discontinued operations, net of tax	(0.1)	(2.2)	-95%
Net earnings	$348.7	$139.7	150%

Earnings per common share:
Basic
Earnings from continuing operations	$4.47	$1.78	151%
Loss from discontinued operations	(0.00)	(0.03)	-100%
Net earnings	$4.47	$1.75	155%

Diluted
Earnings from continuing operations	$4.44	$1.77	151%
Loss from discontinued operations	(0.00)	(0.02)	-100%
Net earnings	$4.44	$1.75	154%

Weighted average shares used for computation of:
Basic earnings per common share	78.0	79.8
Diluted earnings per common share	78.6	80.0

Effective tax rate	22.7%	20.2%

NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Consolidated
(in millions)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
GAAP	$250.2	$107.0	$2.29	$0.89
Restructuring, exit, and impairment charges	0.2	2.1	0.00	0.02
Purchase accounting amortization	7.6	7.6	0.08	0.07
Sport Yacht & Yachts	1.3	—	0.01	—
Acquisition, integration, and IT related costs	7.1	1.2	0.07	0.01
Special tax items	—	—	0.07	0.01
Pension settlement benefit	—	—	—	(0.01)
As Adjusted	$266.4	$117.9	$2.52	$0.99

GAAP operating margin	16.1%	10.8%
Adjusted operating margin	17.1%	11.9%

	Six Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
GAAP	$482.1	$210.2	$4.44	$1.77
Restructuring, exit, and impairment charges	0.7	2.5	0.00	0.02
Purchase accounting amortization	15.1	15.1	0.15	0.15
Sport Yacht & Yachts	3.8	—	0.04	—
Acquisition, integration, and IT related costs	8.4	2.6	0.08	0.03
Palm Coast reclassified from held-for-sale	0.8	—	0.01	—
Gain on sale of assets	(1.5)	—	(0.01)	—
Special tax items	—	—	0.05	(0.00)
Pension settlement benefit	—	—	—	(0.01)
As Adjusted	$509.4	$230.4	$4.76	$1.96

GAAP operating margin	16.1%	10.8%
Adjusted operating margin	17.0%	11.8%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020
Propulsion	$649.5	$395.4	64.3%	$122.1	$47.7	156.0%	18.8%	12.1%
Parts & Accessories	548.9	386.5	42.0%	114.4	80.1	42.8%	20.8%	20.7%
Boat	449.1	249.9	79.7%	44.2	2.0	NM	9.8%	0.8%
Corporate/Other	—	—		(30.5)	(22.8)	33.8%
Segment Eliminations	(92.7)	(44.0)	110.7%	—	—
Total	$1,554.8	$987.8	57.4%	$250.2	$107.0	133.8%	16.1%	10.8%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020
Propulsion	$649.5	$395.4	64.3%	$122.1	$47.7	156.0%	18.8%	12.1%
Parts & Accessories	548.9	386.5	42.0%	127.6	87.3	46.2%	23.2%	22.6%
Boat	449.1	249.9	79.7%	47.2	3.3	NM	10.5%	1.3%
Corporate/Other	—	—		(30.5)	(20.4)	49.5%
Segment Eliminations	(92.7)	(44.0)	110.7%	—	—
Total	$1,554.8	$987.8	57.4%	$266.4	$117.9	126.0%	17.1%	11.9%

Segment Information - GAAP

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020
Propulsion	$1,307.3	$844.0	54.9%	$246.6	$109.0	126.2%	18.9%	12.9%
Parts & Accessories	1,008.5	688.1	46.6%	206.3	126.3	63.3%	20.5%	18.4%
Boat	868.6	541.4	60.4%	85.0	7.1	NM	9.8%	1.3%
Corporate/Other	—	—		(55.8)	(32.2)	73.3%
Segment Eliminations	(196.4)	(120.2)	63.4%	—	—
Total	$2,988.0	$1,953.3	53.0%	$482.1	$210.2	129.4%	16.1%	10.8%

Segment Information - As Adjusted

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020
Propulsion	$1,307.3	$844.0	54.9%	$246.6	$109.0	126.2%	18.9%	12.9%
Parts & Accessories	1,008.5	688.1	46.6%	225.7	141.0	60.1%	22.4%	20.5%
Boat	868.6	541.4	60.4%	92.9	9.4	NM	10.7%	1.7%
Corporate/Other	—	—		(55.8)	(29.0)	92.4%
Segment Eliminations	(196.4)	(120.2)	63.4%	—	—
Total	$2,988.0	$1,953.3	53.0%	$509.4	$230.4	121.1%	17.0%	11.8%
NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
Net sales	$649.5	$395.4	$254.1	64.3%
Operating earnings	122.1	47.7	74.4	156.0%
Operating margin	18.8%	12.1%		670 bps

Parts & Accessories Segment	Three Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
Net sales	$548.9	$386.5	$162.4	42.0%

GAAP operating earnings	$114.4	$80.1	$34.3	42.8%
Restructuring, exit and impairment charges	0.2	—	0.2	NM
Purchase accounting amortization	7.2	7.2	—	NM
Acquisition, integration, and IT related costs	5.8	—	5.8	NM
Adjusted operating earnings	$127.6	$87.3	$40.3	46.2%

GAAP operating margin	20.8%	20.7%		10 bps
Adjusted operating margin	23.2%	22.6%		60 bps

Boat Segment	Three Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
Net sales	$449.1	$249.9	$199.2	79.7%

GAAP operating earnings	$44.2	$2.0	$42.2	NM
Restructuring, exit and impairment charges	—	0.3	(0.3)	(100.0)%
Sport Yacht & Yachts	1.3	—	1.3	NM
Acquisition, integration, and IT related costs	1.3	0.6	0.7	116.7%
Purchase accounting amortization	0.4	0.4	—	NM
Adjusted operating earnings	$47.2	$3.3	$43.9	NM

GAAP operating margin	9.8%	0.8%		900 bps
Adjusted operating margin	10.5%	1.3%		920 bps

Corporate/Other	Three Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
GAAP operating loss	$(30.5)	$(22.8)	$(7.7)	33.8%
Restructuring, exit and impairment charges	—	1.8	(1.8)	(100.0)%
Acquisition, integration, and IT related costs	—	0.6	(0.6)	(100.0)%
Adjusted operating loss	$(30.5)	$(20.4)	$(10.1)	49.5%
NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Six Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
Net sales	$1,307.3	$844.0	$463.3	54.9%
Operating earnings	246.6	109.0	137.6	126.2%
Operating margin	18.9%	12.9%		600 bps

Parts & Accessories Segment	Six Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
Net sales	$1,008.5	$688.1	$320.4	46.6%

GAAP operating earnings	$206.3	$126.3	$80.0	63.3%
Restructuring, exit and impairment charges	0.7	0.3	0.4	133.3%
Purchase accounting amortization	14.4	14.4	—	NM
Acquisition, integration, and IT related costs	5.8	—	5.8	NM
Gain on sale of assets	(1.5)	—	(1.5)	NM
Adjusted operating earnings	$225.7	$141.0	$84.7	60.1%

GAAP operating margin	20.5%	18.4%		210 bps
Adjusted operating margin	22.4%	20.5%		190 bps

Boat Segment	Six Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
Net sales	$868.6	$541.4	$327.2	60.4%

GAAP operating earnings	$85.0	$7.1	$77.9	NM
Restructuring, exit and impairment charges	—	0.3	(0.3)	(100.0)%
Sport Yacht & Yachts	3.8	—	3.8	NM
Acquisition, integration, and IT related costs	2.6	1.3	1.3	100.0%
Purchase accounting amortization	0.7	0.7	—	NM
Palm Coast reclassified from held-for-sale	0.8	—	0.8	NM
Adjusted operating earnings	$92.9	$9.4	$83.5	NM

GAAP operating margin	9.8%	1.3%		850 bps
Adjusted operating margin	10.7%	1.7%		900 bps

Corporate/Other	Six Months Ended		2021 vs. 2020
	July 3, 2021	June 27, 2020	$ Change	% Change
GAAP operating loss	$(55.8)	$(32.2)	$(23.6)	73.3%
Restructuring, exit and impairment charges	—	1.9	(1.9)	(100.0)%
Acquisition, integration, and IT related costs	—	1.3	(1.3)	(100.0)%
Adjusted operating loss	$(55.8)	$(29.0)	$(26.8)	92.4%
NM = not meaningful
bps = basis points

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	July 3, 2021	December 31, 2020	June 27, 2020
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$590.2	$519.6	$541.5
Restricted cash	9.7	10.7	11.6
Short-term investments in marketable securities	0.8	56.7	0.8
Total cash and short-term investments in marketable securities	600.7	587.0	553.9
Accounts and notes receivable, net	503.3	337.6	452.6
Inventories
Finished goods	468.6	446.8	411.5
Work-in-process	147.6	94.0	99.3
Raw materials	218.9	171.0	166.1
Net inventories	835.1	711.8	676.9
Prepaid expenses and other	48.9	34.1	30.7
Current assets	1,988.0	1,670.5	1,714.1

Net property	912.0	863.6	815.4

Other assets
Goodwill	434.3	417.7	415.4
Other intangibles, net	536.3	552.3	567.1
Deferred income tax asset	117.2	136.6	102.9
Operating lease assets	85.9	83.0	81.9
Equity investments	41.4	32.5	29.4
Other long-term assets	23.4	14.4	12.9
Other assets	1,238.5	1,236.5	1,209.6

Total assets	$4,138.5	$3,770.6	$3,739.1

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$43.5	$43.1	$225.3
Accounts payable	588.2	457.6	328.3
Accrued expenses	619.6	578.5	501.0
Current liabilities	1,251.3	1,079.2	1,054.6

Debt	832.0	908.3	1,060.4
Other long-term liabilities	285.7	273.1	259.7
Shareholders’ equity	1,769.5	1,510.0	1,364.4
Total liabilities and shareholders’ equity	$4,138.5	$3,770.6	$3,739.1

Supplemental Information
Debt-to-capitalization rate	33.1%	38.7%	48.5%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities
Net earnings	$348.7	$139.7
Less: net loss from discontinued operations, net of tax	(0.1)	(2.2)
Net earnings from continuing operations, net of tax	348.8	141.9
Stock compensation expense	14.8	8.8
Depreciation and amortization	84.6	72.2
Pension funding, net of expense	(1.3)	(2.5)
Asset impairment charges	0.8	—
Deferred income taxes	12.3	15.6
Changes in certain current assets and current liabilities	(136.5)	(38.6)
Long-term extended warranty contracts and other deferred revenue	9.0	6.1
Income taxes	10.0	7.0
Other, net	8.0	5.2
Net cash provided by operating activities of continuing operations	350.5	215.7
Net cash (used for) provided by operating activities of discontinued operations	(9.1)	0.9
Net cash provided by operating activities	341.4	216.6

Cash flows from investing activities
Capital expenditures	(110.3)	(90.7)
Sales or maturities of marketable securities	55.9	—
Investments	(9.1)	(1.1)
Acquisition of businesses, net of cash acquired	(16.7)	—
Proceeds from the sale of property, plant and equipment	4.6	1.6
Net cash used for investing activities	(75.6)	(90.2)

Cash flows from financing activities
Proceeds from issuances of short-term debt	—	610.0
Payments of short-term debt	—	(425.0)
Net proceeds from issuances of long-term debt	1.9	—
Payments of long-term debt including current maturities	(78.5)	(9.4)
Common stock repurchases	(55.9)	(34.1)
Cash dividends paid	(47.2)	(38.2)
Proceeds from share-based compensation activity	0.5	0.6
Tax withholding associated with shares issued for share-based compensation	(12.8)	(6.7)
Other, net	(3.7)	—
Net cash (used for) provided by financing activities	(195.7)	97.2

Effect of exchange rate changes	(0.5)	(2.4)
Net increase in Cash and cash equivalents and Restricted cash	69.6	221.2
Cash and cash equivalents and Restricted cash at beginning of period	530.3	331.9

Cash and cash equivalents and Restricted cash at end of period	599.9	553.1
Less: Restricted cash	9.7	11.6
Cash and cash equivalents at end of period	$590.2	$541.5

Reconciliation
Free cash flow
Net cash provided by operating activities	$350.5	$215.7

Net cash (used for) provided by:
Plus: Capital expenditures	(110.3)	(90.7)
Plus: Proceeds from the sale of property, plant and equipment	4.6	1.6
Plus: Effect of exchange rate changes	(0.5)	(2.4)
Free cash flow	$244.3	$124.2